UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

Commission file number 000-56021

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada			98-1463868
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

366 Madison Ave, 14th floor	New York	New York	10017
(Address of Principal Executive Offices)			(Zip Code)
(646) 600-9181
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.
Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2023, Acreage Holdings, Inc. (the “Company” or “Acreage”) announced that it had appointed Carl B. Nesbitt to serve as the Company’s Chief Financial Officer, effective July 3, 2023.

Mr. Nesbitt, 51, brings over 25 years of financial leadership experience to Acreage, having spent more than two decades working within the consumer packaged goods industry. Before joining Acreage, Mr. Nesbitt served as chief financial officer at Nutrional Frontiers Inc., a vitamin and supplement distributor, from August 2022 to June 2023. Previously, he held the role of vice president of finance for GlaxoSmithKline’s North American Consumer Healthcare business from March 2015 to January 2020, where he also held other financial leadership roles of increasing responsibility from 2007 to 2015. Mr. Nesbitt also held financial management positions at Del Monte Foods, New World Pasta and RR Donnelley. Mr. Nesbitt holds a Bachelor of Science in Finance from Clarion University and a Masters of Business Administration from Lebanon Valley College.

On June 28, 2023, the Company entered into an offer letter (the “Nesbitt Offer Letter”) with Mr. Nesbitt with respect to his employment as Chief Financial Officer. The Nesbitt Offer Letter provides for Mr. Nesbitt to receive an annual base salary of $315,000 and subject to approval by the Board, and to be granted as soon as is practicable, a one-time additional equity award with a value of $315,000.

The Nesbitt Offer Letter also provides that Mr. Nesbitt will be eligible for (a) an annual bonus award with a target annual incentive of 75% of base salary with potential of up to 200% of his base salary, based on achievement of certain Acreage financial performance targets to be set by the Corporate Governance and Compensation Committee of the Board (the “Committee”); (b) an additional long-term equity award with target annual incentive potential of up to 300% of his base salary, based on achievement of certain Company financial performance targets to be set by the Committee; and (c) severance benefits equal to six months of Mr. Nesbitt’s base salary following his termination by the Company without cause.

There are no arrangements or understandings with any other person pursuant to which Mr. Nesbitt was appointed as the Company’s Chief Financial Officer, and there are no family relationships between Mr. Nesbitt and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Nesbitt and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On June 28, 2023, Acreage issued a news release announcing Mr. Nesbitt’s appointment, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1. In addition, a copy of the Nesbitt Offer Letter is filed with this report as Exhibit 10.1. The foregoing description of the terms of the Nesbitt Offer Letter is a summary of select terms, is not complete, and is qualified in its entirety by reference to the full text thereof, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Offer Letter between Acreage Holdings, Inc. and Carl B. Nesbitt, dated June 28, 2023.
99.1	Press Release of Acreage Holdings, Inc., dated June 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACREAGE HOLDINGS, INC.

By:	/s/ Corey Sheahan
Corey Sheahan Executive Vice President, General Counsel and Secretary

Date: July 3, 2023